Exhibit 10.1

LEASE AGREEMENT

(Multi-Tenant Industrial Facility)

ARTICLE ONE: BASIC TERMS.

This Article One contains the Basic Terms of this Lease agreement (“Lease”) between the Landlord and Tenant, as defined below.

Section 1.01. Date of Lease: July 28, 2021 (for reference purposes only). This Lease shall be effective on the date mutually executed and delivered by Landlord and Tenant.

Section 1.02. Landlord: 9TH & VINEYARD, LLC, a Delaware limited liability company (“Landlord”).

Address of Landlord:	9th & Vineyard, LLC
450 Newport Center Drive, Suite 405
Newport Beach, California 92660
Attn: Adrienne Cord
Email: acord@phelandevco.com

Section 1.03. Tenant: iPOWER INC., a Nevada corporation (“Tenant”).

Address of Tenant:	iPower Inc.
2399 Bateman Avenue
Duarte, CA 91010
Attn: Chenlong Tan
Email: law.t@meetipower.com

Section 1.04. Premises: The “Premises” is that certain building currently under construction consisting of an approximately Ninety-Nine Thousand Three Hundred Forty Seven (99,347) square foot building known as Building C, having an address of 8798 9th Street, Rancho Cucamonga, California. The tenant will be leasing the Premises, which is included as part of the Landlord’s “Project”, which Project consists of approximately 11.73 acres of land, as more particularly described on Exhibit A, attached hereto and made a part hereof (“Land”), the Premises, the other two (2) buildings located on the Land, all Common Areas (as hereinafter defined) and all other improvements located or to be located on the Land. For purposes of this Lease, the parties acknowledge and accept the Premises as being the sizes set forth in this Section 1.04 and the Premises shall not be re-measured.

Section 1.05. Lease Term: The term of this Lease (“Lease Term”) shall be for sixty-two (62) months, commencing on Substantial Completion of the Landlord Improvements (as such terms are hereinafter defined in the Work Letter attached hereto as Exhibit D and made a part hereof) (“Commencement Date”) and expiring on the last day of the full calendar month sixty-two (62) months after the Commencement Date (“Expiration Date”). Landlord will use commercially reasonable efforts to cause the Commencement Date to occur on or before November 15, 2021 (the “Target Commencement Date”)

Section 1.06. Permitted Uses (See Article Five): Tenant shall be permitted to use the Premises for storage and distribution of hydroponic equipment, lighting, and garden accessories and other ancillary uses, home products, pet products and other consumer products (“Permitted Use”), and for no other purpose. Tenant shall ensure that the Permitted Use complies with all Applicable Laws (as hereinafter defined) and Tenant shall be solely responsible for all obligations, and all costs, in connection with such compliance. Tenant shall not be permitted to engage in manufacturing or assembly at the Premises without the express written consent of Landlord which may be granted or withheld in Landlord’s sole discretion. Except as expressly set forth in the Work Letter as being a Landlord obligation, Tenant expressly acknowledges and agrees that Landlord is making absolutely no representations or warranties of any kind, express or implied, in connection with the zoning or permitted uses of the Premises or Project or whether Tenant’s Permitted Use is permitted by Applicable Laws or governing authorities and that it shall be incumbent upon Tenant to confirm the same prior to execution of this Lease by Tenant.

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Section 1.07. Intentionally Deleted.

Section 1.08. Brokers (See Article Fourteen):

Landlord's Broker:	Lee & Associates

Tenant's Broker:	Jones Lang LaSalle Brokerage, Inc.

Section 1.09. Commission payable to Landlord’s Broker and Tenant’s Broker (See Article Fourteen): Pursuant to a separate written agreement with Landlord.

Section 1.10. Security Deposit (See Section 3.02): Two Hundred Twenty-Eight Thousand Four Hundred Ninety-Eight and 10/100 Dollars ($228,498.10).

Section 1.11. Vehicle Parking Spaces Allocated to Tenant: (See Section 4.05) Tenant shall be entitled to use all vehicle parking spaces and the one (1) trailer parking stall, which are designated for the exclusive use by the Premises, as set forth on Exhibit E, attached hereto and made a part hereof. If approved in writing by Landlord and the Declarant (as defined in the Project CC&Rs), Tenant shall also be permitted to use, on a non-exclusive basis with other tenants of the Project, additional vehicle parking spaces (the number of which shall be determined by Landlord and Declarant, if any) in the non-exclusive parking areas set forth on Exhibit E. Subject to the written approval of Landlord and the Declarant under the Project CC&Rs, Tenant shall also be permitted to use, on a non-exclusive basis with other tenants of the Project, additional trailer stalls in the non-exclusive trailer parking areas set forth on Exhibit E; provided, however, that the total number of trailer stalls available for Tenant’s use (exclusive and non-exclusive) shall not exceed the number of dock doors in the Premises. Tenant’s parking, both exclusive and non-exclusive, shall be subject to all Applicable Laws and any rules and regulations as may be adopted by Landlord from time to time for the Project. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. All vehicles (including all contents thereof) shall be at the sole risk of Tenant, it being expressly agreed and understood that Landlord has no duty to insure any of said vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR IN THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF VEHICLES IN ANY OF THE PARKING SPACES OR TRAILER STALLS.

Section 1.12. Rent and Other Charges Payable by Tenant:

(a)               Base Rent: Provided that Tenant is not in default of this Lease, Base Rent (as hereinafter defined) shall be fully abated during the first two (2) months (i.e. 60 days) after the Commencement Date (“Abated Base Rent Period”); provided, however, that Tenant shall be responsible for and pay all Additional Rent (as hereinafter defined) during each month of such Abated Base Rent Period. Commencing on the first (1st) day following the expiration of the Abated Base Rent Period (“Rent Commencement Date”), Tenant shall pay to Landlord, without demand, offset or delay, when due, base rent (“Base Rent”) in monthly installments (prorated for any fractional month) in advance on or before the first day of each calendar month throughout the Lease Term in the amounts set forth as follows:

Months	Price Per Square Foot of the Premises Per Month	Monthly Base Rent
1-12	$1.15 per square foot per month	$114,249.05
13-24	$1.19 per square foot per month	$118,222.93
25-36	$1.23 per square foot per month	$122,196.81
37-48	$1.27 per square foot per month	$126,170.69
49-60	$1.31 per square foot per month	$130,144.57
61-62	$1.36 per square foot per month	$135,111.92

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(b)               Other Periodic Payments: Commencing on the Commencement Date (or such other earlier date as may be specified in this Lease), Tenant shall also be responsible for and pay Tenant’s Pro Rata Share of all other costs set forth in this Lease, including without limitation the following: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Landlord’s insurance costs (See Section 4.04); (iv) Common Area Costs (See Section 4.05); (v) Landlord’s costs and expenses pursuant to Section 6.03; (vi) Association fees and dues (see Section 4.08); and (vii) Management and accounting fees (see Section 4.08).

(c)               Tenant’s Pro Rata Share: Tenant’s initial pro rata share (“Pro Rata Share”) shall be 100% of all costs attributable to the Premises and the parcel containing the Premises.

Section 1.13. Landlord's Share of Profit on Assignment or Sublease: (See Section 9.05) fifty percent (50%) of the Profit (as hereinafter defined) (the “Landlord's Share”).

Section 1.14. Exhibits: The following Exhibits are attached to and made a part of this Lease: Exhibit A - Legal Description of the Land, Exhibit B - Guaranty, Exhibit C- Contractor’s Indemnity Agreement, Exhibit D - Work Letter, Exhibit E - Parking Exhibit.

ARTICLE TWO: LEASE TERM.

Section 2.01. Lease of Premises for Lease Term. Landlord agrees to lease the Premises to Tenant and Tenant agrees to lease the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and, unless earlier terminated in accordance with the express terms hereof, end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease or such change in the Lease Term as may be agreed to by the parties in writing, in each party’s sole and absolute discretion.

Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Target Commencement Date. Notwithstanding the foregoing, if Substantial Completion of the Landlord Improvements has not occurred on or before January 15, 2022, which date shall be extended for Force Majeure delays and Tenant Delays (as such terms are hereinafter defined) (“Outside Date”), then Tenant shall receive a credit against Base Rent in the amount of one (1) day of Base Rent for each one (1) day after the Outside Date that Substantial Completion of the Landlord Improvements has not occurred. Furthermore, if Substantial Completion of the Landlord Improvements has not occurred on or before that date which is thirty (30) days after the Outside Date (as so extended for Force Majeure delays and Tenant Delays as provided above), then Tenant shall have the right to terminate this Lease by giving Landlord notice to that effect at any time within ten (10) days after such date, unless the Substantial Completion of the Landlord Improvements has occurred prior to Landlord receiving such notice in which case such termination right will be null and void. The remedies set forth in the two immediately preceding sentences shall be Tenant’s sole and exclusive remedies in connection with Landlord’s delay in causing Substantial Completion of the Landlord Improvements. Other than as set forth above, Landlord's non-delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. Notwithstanding the foregoing, to the extent such delay is caused by a Tenant Delay (as hereinafter defined in the Work Letter), then the Commencement Date will not be deferred and the Commencement Date will be the date on which Landlord would have delivered possession of the Premises to Tenant with Substantial Completion of the Landlord Improvements absent the Tenant Delay. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date, Rent Commencement Date, and Expiration Date. Failure to execute such amendment shall not otherwise affect the actual Commencement Date, Rent Commencement Date, and Expiration Date.

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Section 2.03. Early Access Rights. Subject to the terms of this Section and with the prior written approval of Landlord (not to be unreasonably withheld), Tenant shall be entitled to early access to the Premises commencing promptly after building shell completion for the limited purpose of fixturization. During the early access period, Tenant shall be subject to all of the obligations and restrictions set forth in this Lease; provided, however, that Tenant shall not be required to pay Rent but shall be required to pay for all utilities and trash removal during such early access period. Prior to any early access to the Premises, Tenant shall: (i) provide Landlord with an original of the fully executed Guaranty, if applicable, (ii) provide Landlord with evidence of Tenant’s compliance with all of its insurance requirements hereunder, (iii) pay to Landlord all monetary amounts required to be paid by Tenant upon execution of the Lease (as set forth in Sections 3.01 and 3.02 below), and (iv) ensure that all governmental agencies and authorities with jurisdiction over the Premises have approved such early access activities of the Tenant. In no event shall Tenant be permitted to commence business operations in the Premises prior to the Commencement Date. Early access to the Premises shall not advance the Expiration Date of this Lease. Tenant shall not interfere with the work of Landlord’s contractors, consultants, or agents during such early access period and shall ensure that Tenant’s agents, employees, contractors and invitees do not interfere with the work of Landlord’s contractors, consultants, or agents. Any materials of Tenant or any other party with Tenant’s permission stored in the Premises shall be at Tenant’s sole risk and Landlord will have no obligation to secure the Premises during such early access period. Tenant shall access the Premises during any period of early access at Tenant’s sole risk. Landlord shall not be liable for any destruction, theft, vandalism or any other damage to any personal property placed, kept or stored by or on behalf of Tenant or permitted to be placed, kept or stored by Tenant during any period of early access.

Section 2.04. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Premises, including without limitation any and all actual, special, indirect, and/or consequential damages and lost profits arising from such holding over, including, without limitation, the loss of any prospective tenants for the Premises. Additionally, if Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease and Landlord thereafter accepts Rent from Tenant, Tenant's occupancy of the Premises shall then be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy terminable by either party upon thirty (30) days written notice, except that the Base Rent then in effect shall be increased to one hundred fifty percent (150%) of the then current Base Rent. Acceptance by Landlord of any Rent after such expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder or result in a renewal of this Lease.

ARTICLE THREE: BASE RENT.

Section 3.01. Time and Manner of Payment. Commencing on the Rent Commencement Date and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand; provided, however, that upon execution of this Lease, by Tenant, Tenant shall pay Landlord the Base Rent in the amount stated in Section 1.12(a) above for the first (1st) full month of the Lease Term in which Base Rent is due, which amount shall be applied to Base Rent as it becomes due under the Lease. All Rent shall be payable at Landlord's address set forth in Section 1.02, or at such other place as Landlord may designate in writing. Notwithstanding anything to the contrary contained in this Lease and notwithstanding any claims that Tenant may have against Landlord, Tenant’s obligation to timely pay Rent is a covenant independent from any of Landlord’s obligations in this Lease.

Section 3.02. Security Deposit. Upon the execution of this Lease by Tenant, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant under this Lease, including, without limitation, such rent and other amounts to which Landlord may be entitled under California Civil Code Section 1951.2, any expense incurred by Landlord in curing any such default, and/or any damages incurred by Landlord by reason of such default (including, without limitation, attorneys’ fees). Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

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ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT.

Section 4.01. Additional Rent. All charges payable by Tenant under this Lease other than Base Rent are referred to herein as “Additional Rent”. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent commencing on the Commencement Date. Additional Rent shall be paid on the first (1st) day of each month, in advance, without offset, deduction or prior demand. The term “Rent” shall mean Base Rent and Additional Rent. If the Commencement Date is on a day other than the first (1st) day of the month, Additional Rent for the first (1st) month (appropriately prorated) shall be due on the Commencement Date.

Section 4.02. Real Property Taxes and Other Payments.

(a)               Real Property Taxes and Other Payments. Tenant shall pay its Pro Rata Share of all Real Property Taxes, and the entire amount of and any fees, taxes or assessments against, or as a result of, any tenant improvements installed or constructed by or for the benefit of Tenant accruing during the Lease Term, pursuant to the terms of Section 4.05(e)(iii) below.

(b)               Definition of Real Property Tax(es). “Real Property Tax” means: All real property taxes, assessments and similar charges in connection with the Project, including, without limitation (i) any fee, license fee, license tax, business license fee, excise tax, commercial rental tax, levy charge, assessment, penalty or tax imposed by any taxing authority against the Project; (ii) any tax on the Landlord's right to receive, or the receipt of, Rent or income from the Project or against Landlord's business of leasing the Project or in connection with Landlord’s business of owning and/or leasing space in the Project which are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision, public corporation, district or other political or public entity; (iii) water and sewer charges, any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse, capital facilities districts, or other services provided to the Project by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Project due to a change of ownership, as defined by applicable law, or based upon a re-assessment of the Project due to any other transfer of all or part of Landlord's interest in the Project or any improvements constructed by or for Tenant; (v) margin taxes, (vi) any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Premises by or for the benefit of Tenant, and (vii) any charge or fee replacing any tax previously included within the definition of Real Property Tax. “Real Property Tax” does not, however, include Landlord's federal or state net income, franchise, inheritance or estate taxes.

(c)               Joint Assessment. If the parcel containing the Premises is not separately assessed for tax purposes, Landlord shall reasonably determine Tenant's Pro Rata Share of the Real Property Taxes payable by Tenant under Section 4.02(a). Tenant shall pay such share to Landlord pursuant to the terms of Section 4.05(e)(iii) below.

(d)               Personal Property Taxes.

(i)                In addition to the Real Property Taxes, Tenant shall pay before the applicable due date, the entire amount of all taxes charged against trade fixtures, furnishings, equipment and any other personal property belonging to Tenant and/or located within the Premises during the Lease Term. Tenant shall have personal property taxed separately from the Premises.

(ii)              If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property pursuant to the terms of Section 4.05(e)(iii) below.

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Section 4.03. Utilities. Beginning on the Commencement Date, Tenant shall have arranged with the utility suppliers to pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, data/cable, water, refuse disposal and other utilities and services supplied to the Premises, to the extent separately metered. However, if any services or utilities are jointly metered with other premises within the Project, Landlord shall make a reasonable determination of Tenant's Pro Rata Share of the cost of such utilities and services and Tenant shall pay such Pro Rata Share to Landlord as provided in Section 4.05(e)(iii). Landlord shall not be liable for, and Tenant shall not be entitled to any damages or reduction of rentals by reason of, Landlord's failure to furnish, or an interruption or failure of, any utility services.

Section 4.04. Insurance Policies.

(a)               Liability Insurance and Other Insurance to be Maintained by Tenant. During the Lease Term (or any earlier access of the Premises by Tenant), Tenant shall maintain (a) a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property), advertising injury and personal injury arising out of the operation, use and occupancy of the Premises and its appurtenances (including without limitation signs) and the Project, (b) Worker’s Compensation Insurance in the amount required by Applicable Laws and Employer’s Liability with limits of not less than $1,000,000 per each accident; $1,000,000 disease-each employee; $1,000,000 disease-policy limit, (c) business interruption insurance in commercially reasonable amounts, but in no event less than an amount equal to one (1) year’s Rent, (d) Business Auto Liability for auto coverage and/or Truckers or Motor Carrier coverage form as appropriate for insuring Tenant’s vehicles used on the Project with limits not less than $1,000,000, combined single limit, each accident, for all owned, hired and non-owned autos or trucks or other insured vehicles, insuring against claims for bodily injury or property damage (pollution exclusion under business auto liability shall be amended to include loss, damage, or injury caused by the discharge, dispersal, release or escape of pollutants if it is the direct result of a sudden and accidental occurrence involving the operation or use of a covered vehicle), and (e) Motor Truck Cargo Liability and/or Warehouse Legal Liability covering Tenant’s legal liability for personal property of others on the Premises and the Project and including coverage for temporarily stored cargo on loaded trailers or otherwise stored on the Premises and the Project with limits sufficient to insure the full value of Tenant’s legal liability for the cargo or personal property. Tenant shall name Landlord, Landlord’s property manager, Landlord’s lender, and such other parties as Landlord may request, as additional insured’s under such commercial general liability policy. The initial amount of such commercial general liability policy shall be TWO MILLION DOLLARS ($2,000,000.00) per occurrence/THREE MILLION DOLLARS ($3,000,000.00) aggregate, with an additional FIVE MILLION DOLLARS ($5,000,000.00) in umbrella coverage in excess of the required commercial general liability, auto and employer’s liability, and shall be subject to periodic increase based upon inflation, industry standards, or increased liability awards. Any general aggregate will apply on a per location basis. The liability insurance obtained by Tenant under this Section 4.04(a) shall (i) be primary and non-contributing to any policies carried by Landlord and shall be written on an occurrence form basis and contain a standard separation of insureds provision; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05. Tenant shall be liable for the payment of any deductible amount under Tenant’s insurance policies, which deductibles shall not exceed Twenty-Five Thousand Dollars ($25,000.00) per occurrence without the written consent of Landlord and shall be the sole responsibility of Tenant. Such insurance shall include contractual liability per ISO standard form, products and completed operations liability, personal injury liability, damage to rented premises and medical payments. The policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligations under this Lease. In the event Tenant shall store, use, or handle Hazardous Materials (as defined in Section 5.03) at the Premises or the Project, including, without limitation, temporarily stored Hazardous materials as cargo on loaded trailers, then prior to storing, using or handling such Hazardous Materials, Tenant shall, obtain pollution liability insurance in the minimum amount of One Million and 00/100 Dollars ($1,000,000.00), per occurrence and Two Million and 00/100 Dollars ($2,000,000.00) annual aggregate, naming Landlord and such other parties as Landlord may request, as additional insureds and Tenant shall deliver proof of such pollution liability insurance to Landlord. The immediately preceding sentence shall in no event be deemed to allow Tenant to store, use or handle Hazardous Materials on or at the Premises where such right is not specifically granted elsewhere in this Lease or in excess of any such right granted in this Lease. Tenant shall also carry an all-risk property insurance policy insuring all personal property of Tenant including merchandise, leasehold improvements installed by or for Tenant, including without limitation any improvements constructed or paid for by Tenant and the Landlord Improvements, if any (collectively, the “Leasehold Improvements”), furniture, fixtures and other personal property within the Premises, all at their full replacement cost. Tenant shall maintain boiler and machinery insurance against loss or damage from an accident from Tenant installed equipment in the Premises or on the Project for replacement cost. All property insurance shall name Landlord as loss payee as respects Landlord’s interest in any improvements and betterments, including any rents payable in connection therewith. All costs of Tenant’s insurance required by this Section 4.04(a) shall be at Tenant’s sole cost and expense.

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(b)               Landlord’s Insurance.

(i)               During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Premises, excluding any Leasehold Improvements in the Premises which shall be the obligation of Tenant to insure, in the full amount of its replacement value. Such property policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems necessary, including without limitation earthquake and flood. Landlord’s property policy may include Rent loss coverage, with loss payable to Landlord, in amounts equal to one (1) year’s Rent or such other amount as Landlord may deem appropriate.

(ii)             Landlord may, in Landlord’s sole and absolute discretion, obtain pollution legal liability insurance and/or comprehensive public liability insurance in an amount and with coverage to be determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Premises. The policy obtained by Landlord, if any, shall not be contributory and shall not provide primary insurance.

(iii)            Landlord shall not obtain insurance for Tenant's fixtures, equipment or other personal property or any Leasehold Improvements.

(iv)             Tenant shall not do or permit anything to be done which invalidates any insurance policies carried by Landlord.

(v)               Landlord may also obtain such other insurance as Landlord determines to be necessary from time to time.

(c)               Deductibles. Tenant shall be liable for the payment of any deductible amount under Tenant’s insurance policies maintained pursuant to Section 4.04(a). Additionally, Tenant shall be liable for the payment of Tenant’s Pro Rata Share of any deductible amount under Landlord’s insurance policies maintained under Section 4.04(b).

(d)               Payment of Premiums. Tenant shall timely pay all premiums and other costs for the insurance policies described in Section 4.04(a) before the applicable due date. Tenant shall also pay Tenant’s Pro Rata Share of all premiums and other costs for the insurance policies described in Section 4.04(b) as provided in Section 4.05(e)(iii). If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium or other costs applicable to the Premises showing in reasonable detail how Tenant's Pro Rata Share of the premium or other cost was computed. Before the Commencement Date or earlier occupancy of the Premises by Tenant, Tenant shall deliver to Landlord proof of insurance which Tenant is required to maintain under Section 4.04(a). At least thirty (30) days prior to the expiration of any policy carried by Tenant, Tenant shall deliver to Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under Section 4.04(a) is in full force and effect and containing such other information which Landlord reasonably requires.

(e)               General Insurance Provisions.

(i)                Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation of such coverage or modification such that said coverage is reduced.

(ii)              If Tenant fails to deliver a policy or insurance certificate to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified such that said coverage is reduced during the Lease Term without Landlord's written consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

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(iii)            Tenant shall maintain all insurance required under this Lease with companies licensed to do business in California and holding a “General Policy Rating” of A-VIII or better, as set forth in the most current issue of “Best Key Rating Guide”. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests.

(iv)             Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent that such loss or damage is covered by any property insurance policy required to be carried hereunder. All insurance policies shall either contain language explicitly permitting a waiver of subrogation on behalf of the subject insurer, or Landlord and Tenant shall cause their respective insurance companies to endorse their respective insurance policies to permit a waiver of subrogation.

Section 4.05. Common Areas: Use, Maintenance and Costs.

(a)               Common Areas. As used in this Lease, “Common Area” shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants or occupants, including but not limited to, to the extent applicable to the Project, non-exclusive vehicle parking areas and non-exclusive trailer parking stalls, driveways, sidewalks, landscaped areas and the facilities and improvements necessary for the operation thereof. Landlord reserves the right at any time and from time to time, in Landlord’s sole discretion, to change, modify, reduce or add to the Common Areas, decorate and make repairs, alterations, additions, changes or improvements, whether structural or otherwise, to the Common Areas, change, alter, relocate, remove or replace service areas, or otherwise alter or modify the Common Areas and to take such measures for safety or for the expediting of such work as may be required, in Landlord's judgment, all without affecting any of Tenant's obligations hereunder, provided such work shall be performed in such a way as to not prevent Tenant’s use of the Premises for the Permitted Use. The Common Areas shall be under the exclusive control and management of Landlord and/or the Declarant and/or CC&R Management Company, as applicable. No site plan attached to this Lease shall be deemed a representation or warranty by Landlord that the Project is or will remain as shown thereon and Landlord shall have the right to modify the same without the consent of Tenant. Landlord may relocate, increase, reduce or otherwise change the number, dimensions, or locations of the parking areas, drives, exits, entrances, walks or any other Common Areas, parcels, buildings or premises of other tenants. Landlord shall also have the right, in its sole and absolute discretion, to subdivide and/or sell or transfer portions of the Project. Tenant acknowledges that such activities may result in and increase or decrease Common Area land or facilities and/or an inconvenience to Tenant. Such activities are permitted if they do not prevent Tenant's use of the Premises for the Permitted Use. Tenant waives any claim for rent abatement, loss of business or damages arising out of any inconvenience allegedly experienced by Tenant during the course of the initial construction of the Project or any other alteration, improvement or work by Landlord pursuant to this Lease.

(b)               Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and occupants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time and by any covenants, conditions and restrictions and all Applicable Laws to which the Project is subject. Tenant shall abide by such Applicable Laws and rules and regulations and shall use commercially reasonable effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by such Applicable Laws and Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are necessary or desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or occupants or any other person entitled to use the Common Areas.

(c)               Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of this Lease and as set forth on Exhibit E attached hereto. Tenant shall not cause large trucks or other large vehicles to be parked within the Project, other than in designated truck docks or designated trailer stalls in the Premises or Project. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under this Lease, Tenant shall pay to Landlord a fine of $100 per vehicle per day for any vehicles, including trucks and/or trailers, parked in violation of the above provisions by Tenant, its agents, employees or invitees. Landlord shall give Tenant twenty-four (24) hours’ notice so as to allow Tenant to correct such violation prior to levying any such fine.

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(d)               Maintenance of Common Areas. Landlord, or the management company under the Project CC&Rs (“CC&R Management Company”), as applicable, shall maintain the Common Areas in good order, condition and repair. Tenant shall pay Tenant's Pro Rata Share of all costs incurred by Landlord (whether incurred by the CC&R Management Company and passed-through to Landlord under the Project CC&Rs or whether incurred directly by Landlord) in connection with operating, administering, managing, maintaining, repairing and replacing the Common Areas (“Common Area Costs”). Common Area Costs include, but are not limited to, costs and expenses for and in connection with the following (to the extent provided): gardening and landscaping; snow and ice removal; exterior building maintenance and repair, including common dock areas; maintenance, repair and replacement of the structural portions of the Premises; capital improvements, striping, paving, slurrying and lighting of the parking areas; utilities, water and sewage charges; maintenance of signs (other than Tenants' signs); janitorial services; security; maintenance and repair of sprinkler systems, ponds and fountains; maintenance and repair of signage, indoor plants, and atriums; maintenance and repair of any fire protection systems, elevator systems, lighting systems, storm drainage systems, and other utility systems; any governmental imposition or surcharge imposed upon Landlord or assessed against the Project or portion thereof; telecommunication expenses; window cleaning; elevator or escalator services; material handling; premiums for liability, property damage, fire and other types of insurance on the Common Areas and all Common Area improvements; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; costs incurred by Landlord pursuant to Section 6.03 below; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; owner’s association fees and dues and costs pursuant to any easement or other agreement of record to which the Premises is subject, including without limitation under the Project CC&Rs; shared fire pump costs; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; roof maintenance and repairs, reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord’s supervision of the Common Areas. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area Costs. Common Area Costs shall not include depreciation of real property which forms part of the Common Areas. Landlord shall have the right (but not the obligation) to allocate to the Premises, as Common Area Costs, an appropriate portion of those expenses which are incurred with respect to the Project as a whole, including without limitation charges, assessments, dues and membership fees assessed by any owners’ association. Notwithstanding anything to the contrary in this Lease, Tenant acknowledges that the CC&R Management Company under the Project CC&Rs has the right and obligation to perform certain maintenance and repairs of portions of the Project and Common Areas and the costs reimbursable by Landlord in connection therewith shall be deemed Common Area Costs under this Lease. Notwithstanding anything to the contrary in this Lease, with regard to any portions of the Project that have been sold and are not owned by Landlord, Landlord shall not have any obligation or responsibility in connection with such parcels or any Common Areas located thereon and therein and such parcels shall be governed by the Project CC&Rs, including without limitation maintenance of any Common Areas thereon.

(e)               Tenant's Payment of Common Area Costs.

(i)              Tenant shall pay Tenant's monthly Pro Rata Share of all Common Area Costs pursuant to the terms of Section 4.05(e)(iii) below.

(ii)             Tenant's Pro Rata Share of Common Area Costs is set forth in Section 1.12(c) above.

(iii)            Notwithstanding any other term in this Lease, Landlord may, at Landlord's sole election, estimate in advance and charge to Tenant as Additional Rent on a monthly basis for the Lease Term, Tenant’s Pro Rata Share of all Real Property Taxes for which Tenant is liable under Section 4.02 of this Lease, all of Landlord’s insurance costs for which Tenant is liable under Section 4.04 of this Lease, and all Common Area Costs payable by Tenant under this Section 4.05 of this Lease. At Landlord's election, such statements of estimated Additional Rent costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. As soon as reasonably practical after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement (“Reconciliation Statement”) setting forth, in reasonable detail, the Additional Rent paid or incurred by Landlord during the preceding calendar year and Tenant's Pro Rata Share thereof. Upon receipt of such Reconciliation Statement, there shall be an adjustment between Landlord and Tenant, with payment by Tenant to Landlord, or credit by Landlord to Tenant (as the case may be) so that Landlord shall receive the entire amount of Tenant's Pro Rata Share of such costs and expenses for such period (and such adjustment obligation shall survive the expiration or earlier termination of this Lease).

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Section 4.06. Late Charges. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment or any other amount due from Tenant under this Lease within three (3) business days after it becomes due, Tenant shall pay to Landlord a late charge equal to the greater of (a) five percent (5.0%) of the overdue amount or (b) One Thousand Dollars ($1,000.00). The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. The payment of such late charge shall not excuse or cure any Event of Default by Tenant under this Lease.

Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the Default Rate (as hereinafter defined) from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any Event of Default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by applicable law, the interest rate is hereby decreased to the maximum legal interest rate permitted by applicable law. The payment of such interest shall not excuse or cure any Event of Default by Tenant under this Lease.

Section 4.08. Association Fees and Dues and Management Fees. As part of the Common Area Costs, Tenant shall reimburse Landlord monthly for Tenant’s Pro Rata Share of (a) any and all fees and dues to be paid pursuant to any owner’s association, or otherwise under the Project CC&Rs and any other CC&Rs, of which the Project or portion thereof is subject, and (b) management and accounting fees and expenses incurred by Landlord in connection with the Premises, the parcel containing the Premises, and the Project, including without limitation any management and accounting fees charged under the Project CC&Rs.

ARTICLE FIVE: USE OF PREMISES.

Section 5.01. Applicable Laws. Tenant shall at all times comply with, and ensure that the Premises complies with, all applicable federal, state and local laws, including without limitation environmental laws and the Americans with Disabilities Act of 1990 and any similar state statute (collectively and as the same may be amended, the “ADA”), codes, including without limitation applicable fire codes, ordinances, restrictions, regulations, governmental regulations and orders, matters of record, including without limitation any CC&Rs covering the Project or portion thereof, including without limitation that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements which Landlord intends to cause to be recorded against the Project after the date of this Lease (“Project CC&Rs”) (including without limitation any amendments to any matters of record after the date hereof that do not prevent Tenant from operating from the Premises for the Permitted Use) (collectively, the “Applicable Laws”).

Section 5.02. Manner of Use. Tenant shall use the Premises only for the Permitted Use and shall not cause or permit the Premises to be used in any way which constitutes a violation of any Applicable Law or which constitutes a nuisance or waste. Any and all costs associated with any modifications to the Premises or any systems located therein, including without limitation the fire protection system, requested or required by Tenant’s insurance carrier, Tenant’s specific use, or improvements constructed by or for Tenant, shall be borne solely by Tenant.

Section 5.03. Hazardous Materials.

(a)               Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be generated, produced, brought upon, used, stored, treated, released or disposed of in or about the (i) Premises by any party, or (ii) Project by Tenant, its agents, employees, contractors, licensees or invitees (any of such storage, generation, use, release, or disposal described items (i) and (ii) hereinabove shall be sometimes referred to herein collectively as the “Tenant Environmental Activities”), without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Tenant shall promptly and fully remove and remediate, in the manner required by Applicable Laws and governing agencies and authorities (and as reasonably approved in writing by Landlord), any release of Hazardous Materials, or any other violation of any Applicable Laws, in or about the Premises or Project caused by Tenant Environmental Activities. Tenant shall immediately notify Landlord in writing of the release of any Hazardous Materials in, on, under, or about the Premises or Project as the result of any Tenant Environmental Activities.

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(b)              Tenant Environmental Activities shall also include any mold resulting from Tenant’s use or occupancy of the Premises. Landlord shall have the right, at Tenant’s sole cost and expense, which cost shall in no event exceed One Thousand Dollars ($1,000.00) per inspection, to perform an annual inspection of the Premises to test for mold and in the event that any such test or inspection reveals the existence of mold, Tenant shall be responsible for and pay the entire cost of remediation thereof within twenty (20) days of receipt of an invoice from Landlord.

(c)               As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances”, but excluding commonly used cleaning products in ordinary quantities, now or subsequently regulated under any Applicable Laws, including, without limitation petroleum-based products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

(d)               Routine Reporting Requirements. Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: reports filed pursuant to any self-reporting requirements, reports filed pursuant to any Applicable Laws governing the presence and use of Hazardous Materials or this Lease, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air, soil, sediment, and ground water pollution, waste generation or disposal, underground storage tanks or the use, release, storage or existence of Hazardous Materials. In addition to the foregoing, prior to the commencement of the Lease Term, Tenant will deliver to Landlord a true, correct and complete copy of Tenant's Safety Data Sheets (“SDS”) (prepared in accordance with regulations issued by the Occupational Safety and Health Administration), and Tenant will promptly deliver to Landlord a true, correct and complete copy of each update of each such SDS as and when prepared from time to time.

(e)               Incident Reporting Requirements. Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: all orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials on the Premises whether or not required by Applicable Laws, including, but not limited to, reports and notices required by or given pursuant to any Applicable Laws, and all complaints, pleadings and other legal documents filed against Tenant related to Tenant’s use, handling, release, storage or disposal of Hazardous Materials on or about the Premises. In the event of a release of any Hazardous Materials on the Premises, Tenant shall immediately provide Landlord with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release.

(f)                Inspection; Compliance. Landlord and Landlord’s agents shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any soil, water, groundwater, air, or other sampling, at any time to determine whether Tenant is complying with the terms of this Lease involving Hazardous Materials and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel upon five (5) days’ prior written notice to Tenant (or immediately in the event of an emergency) and without interfering with Tenant’s use of the Premises. If Landlord reasonably determines that Tenant is not in compliance with the provisions of this Lease involving Hazardous Materials, after ten (10) days’ prior written notice (except in the event of an emergency where no prior notice shall be required) (i) Landlord and Landlord’s agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant’s obligations in that regard at Tenant’s expense, notwithstanding any other provision of this Lease, and (ii) all sums reasonably and actually disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all actual out-of-pocket costs, expenses and actual and reasonable attorney fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the rate of the lesser of (i) ten percent (10%) per annum; or (ii) the maximum legal rate (the “Default Rate”) from the date which is twenty (20) days after such demand until fully reimbursed by Tenant. In the event of any such entry and performance of such work, Landlord and Landlord’s agents shall endeavor to minimize interference with Tenant’s business but shall not be liable for any such interference.

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(g)               Actions and Proceedings. Landlord shall have the right, but not the obligation, to be present at any legal or administrative proceedings or actions initiated in connection with any claims or causes of action arising out of or in connection with any Tenant Environmental Activities. Tenant, at its sole cost and expense, shall promptly take all actions necessary to remediate any contamination of the Premises in connection with Tenant Environmental Activities and Tenant shall be solely responsible for any resulting damage, including without limitation injury to any person, and injury to or contamination of any real property other than the Premises. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or Project (Y) poses an immediate threat to the health, safety or welfare of any individual or (Z) is of such a nature that an immediate remedial response is necessary and it is not reasonably possible to obtain Landlord’s consent before taking such action. However, Tenant shall immediately thereafter notify Landlord orally and in writing in the event of (Y) and (Z) above.

(h)               Tenant’s Responsibility at Conclusion of Lease. Promptly upon the expiration or earlier termination of this Lease, Tenant shall represent to Landlord in writing that to the best of Tenant’s knowledge no Hazardous Materials exist on, in or under the Premises as a result of Tenant Environmental Activities other than as specifically identified to Landlord by Tenant in writing. Landlord may, at any reasonable time prior to the expiration of the Lease Term, by notice to Tenant, conduct or cause an outside consultant selected by Landlord to conduct an environmental evaluation of the Premises, an executed copy of which evaluation shall be delivered to Tenant within thirty (30) days after Tenant’s written request therefor. If such environmental evaluation discloses the existence of Hazardous Materials on, under or about the Premises as a result of any Tenant Environmental Activities, Tenant shall (i) pay for the reasonable cost of such evaluation, and (ii) at Landlord’s written request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval of the cleanup required, specifying within thirty (30) days after Landlord’s request therefore the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan and proceed to clean up such Hazardous Materials, as required pursuant to the comprehensive plan, in accordance with all Applicable Laws and as required by such plan and this Lease.

(i)                 Tenant’s obligations under this Section 5.03, shall survive the expiration of any earlier termination of this Lease.

Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Premises or Project without Landlord's prior written consent. Any such signage shall be in accordance with all Applicable Laws and any sign program for the Project. All costs in connection with Tenant’s signage shall be at Tenant’s sole costs and expense, including without limitation, costs of design, installation, maintenance, repair, replacement and removal. Tenant shall maintain all such signage in good condition in repair and shall remove all such signage at the expiration or earlier termination of this Lease, and promptly repair any damage to the Premises and Project in connection with such removal, all at Tenant’s sole cost and expense. Tenant shall not conduct or permit any auctions or sheriff's sales at the Premises or any portion of the Project.

Section 5.05. Indemnity. Except to the extent not permitted by Applicable Laws, Tenant shall indemnify and defend Landlord and its agents, employees, members, shareholders, managers, officers, directors, investors, principals, lenders, and property managers (collectively with Landlord, the “Indemnitees”) against and hold the Indemnitees harmless from any and all damages, costs, claims or liability arising from or in connection with: (a) the negligence or willful misconduct of Tenant or Guarantor or any of their respective agents, employees, contractors, licensees, invitees, partners, shareholders, members, directors, officers, affiliates, vendors, customers, or guests; (b) the conduct of Tenant's business or anything else done by Tenant or any of its employees, agents, contractors, licensees, invitees, partners, shareholders, members, directors, officers, affiliates, vendors, customers, or guests, in or about the Premises or Project, including without limitation the use or occupancy of the Premises or Project or any contamination of the Premises or Project or any other property resulting from Tenant’s Environmental Activities; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant occurring on or about the Project. Tenant shall defend the Indemnitees against any such cost, claim or liability at Tenant's sole cost and expense with counsel reasonably acceptable to the Indemnitees. THE FOREGOING INDEMNITY APPLIES TO MATTERS THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF LANDLORD BUT SHALL NOT APPLY TO MATTERS CAUSED BY LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. As used in this Section, the term “Tenant” shall include Tenant's employees, agents, contractors, licensees and invitees. This Section shall survive the expiration or earlier termination of this Lease with respect to any property damage, bodily or personal injury, illness or death occurring prior to such expiration or termination. The indemnification obligations contained in this Section shall not be limited by any worker's compensation, benefit or disability laws, and Tenant hereby waives any immunity that Tenant may have under any other worker's compensation, benefit or disability laws.

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Section 5.06. Landlord's Access. Landlord and its agents may enter the Premises at all reasonable times and after reasonable advance oral or written notice to Tenant, except in an emergency where no notice is required, to perform any maintenance or repair or any other obligation of Landlord under this Lease; to exercise any right of Landlord under this Lease; to show the Premises to potential buyers, investors lenders or other such parties (and to prospective tenants during the last six (6) months of the Lease Term); to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with the terms of this Lease and all Applicable Laws, including without limitation Applicable Laws governing the presence and use of Hazardous Materials; or for any other purpose Landlord reasonably deems necessary. Landlord may place customary “For Sale” signs on the Premises (and “For Lease” signs during the last six (6) months of the Lease Term).

Section 5.07. Quiet Possession. Provided that there shall exist no Event of Default hereunder, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises, all matters of record, and all Applicable Laws, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

Section 5.08. Liens. Tenant shall give Landlord written notice at least ten (10) business days prior to the commencement of any work by Tenant and Landlord may post notices of nonresponsibility at the Premises in connection therewith. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the Premises or Project or the interest of Landlord in the Premises or Project or to charge the Rent for any claim in favor of any person dealing with Tenant, including without limitation those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid or bonded off all sums due and payable by it on account of any labor performed or materials or services furnished in connection with any work performed on the Premises by Tenant on which any lien is or can be asserted against Tenant’s or Landlord’s interest in the Premises, or Landlord’s interest in the Project, or the improvements thereon and that Tenant will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under this Lease. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged within fifteen (15) days after Tenant is notified of the filing or recording thereof, then Landlord may take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection therewith within thirty (30) days following written demand therefor.

Section 5.09. Cannabis. Notwithstanding anything to the contrary in this Lease, except for Tenant’s storage of certain pet foods containing hemp and/or CBD, or certain other goods that contain CBD or hemp as one of the ingredients in such products that are legal on both a state and federal level, Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis.  Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both.  Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph shall automatically and without the requirement of any notice be an Event of Default that is not subject to cure, and Tenant agrees that upon the occurrence of any such Event of Default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such Event of Default.

ARTICLE SIX: CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS.

Section 6.01. AS-IS. EXCEPT AS SPECIFICALLY SET FORTH IN THIS LEASE, TENANT ACCEPTS THE PREMISES “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” IN ITS CONDITION AS OF THE EXECUTION OF THIS LEASE BY TENANT and subject to all recorded matters and Applicable Laws. Except as expressly provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord nor any other party on Landlord’s behalf has made any representation as to the condition of the Premises or the Project or the suitability of the Premises or Project for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and Project and is not relying on any representations of Landlord or any other party with respect thereto.

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Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's agents, employees, licensees, invitees, or any other party in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury may not be accessible to Tenant. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

Section 6.03. Landlord's Obligations.

(a)               Subject to the terms of Sections 7 and 8, Landlord shall maintain, repair and replace, as necessary, (i) the structural portions of the Premises, including without limitation the structural portions of the roof of the Premises, structural components of exterior walls of the Premises and the structural portions of the foundation of the Premises (but not the slab or any floor covering), (ii) all portions of the roof (including the membrane), (iii) all components of electrical and plumbing located in the Premises to the extent concealed within walls or under the slab or used in common by other tenants, (iii) any common/shared building systems, including without limitation common fire, life and safety systems, and (iii) the Common Areas located within the parcel containing the Premises.

(b)               Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Section 6.03(a) above (whether incurred by the CC&R Management Company and passed-through to Landlord under the Project CC&Rs or whether incurred directly by Landlord) as Common Area Costs as provided for in Section 4.05 of this Lease.

(c)               Tenant waives the benefit of any statute in effect now or in the future, including without limitation California Civil Code Sections 1941 and 1942, which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Premises in good order, condition and repair, the parties hereby agreeing that the terms and provisions of this Lease govern the rights and remedies of the parties with respect thereto.

(d)               Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls.

(e)               Landlord shall make any such repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

(f)                Notwithstanding anything to the contrary in this Lease, if any part of the Premises or Project is damaged by any negligent or willful act or omission of Tenant or its agents, employees, contractors, licensees or invitees, Tenant shall pay Landlord the entire cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of repairing or replacing such property pursuant to the terms of this Lease.

Section 6.04. Tenant's Obligations.

(a)               Except for the express obligations of Landlord set forth in Section 6.03(a) above, Tenant shall keep all portions of the Premises (including without limitation nonstructural components, slab, electrical, plumbing, windows, doors, plate glass, Tenant’s exclusive dock area, dock equipment, skylights, interior areas, finished work, interior walls, systems and equipment) in good order, condition and repair (including without limitation interior repainting and refinishing, as needed) at Tenant’s sole cost and expense. If any portion of the Premises or any system or equipment in the Premises cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises. Tenant shall maintain a preventative maintenance contract acceptable to Landlord, providing for the regular inspection and maintenance of the heating and air conditioning system(s) (EVAP/HVAC) by a licensed heating and air conditioning contractor and shall provide Landlord a copy of such contract. In no event shall any such preventative maintenance contract violate or void any applicable warranties. At all times Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain, repair and replace, in an attractive and fully operative condition, subject to normal wear and tear.

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(b)               No work performed by Tenant under this Section 6.04 shall violate or void any warranty or guaranty applicable to the Premises or portion thereof. All work done pursuant to this Section 6.04 shall otherwise comply with all of the terms of this Lease, including without limitation Section 6.05 below.

(c)               Tenant shall fulfill all of Tenant's obligations under this Section 6.04, at Tenant's sole cost and expense. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand, plus an administration and construction management fee to Landlord in the amount of ten percent (10%) of any such costs.

Section 6.05. Alterations, Additions, and Improvements.

(a)               Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent. Landlord reserves the right at the expiration or earlier termination of the Lease Term to require that any alterations, additions or improvements constructed by or for Tenant and with or without Landlord’s consent be removed, in which event Tenant shall promptly remove any such alterations, additions, or improvements upon Landlord's written request and repair any damage caused by such removal. All alterations, additions, and improvements shall be done pursuant to plans approved in writing by Landlord in advance, in a good and workmanlike manner, using only new materials, in conformity with all Applicable Laws and by a licensed California contractor approved by Landlord, which approval shall not be unreasonably withheld and such contractor shall maintain liability, workmen’s compensation and other insurance in amounts as may be reasonably required and approved by Landlord. Tenant shall be responsible, at Tenant’s sole cost and expense, for obtaining any and all permits and approvals required for any alterations, additions or improvements to be performed by Tenant and shall deliver a copy of same to Landlord upon receipt by Tenant. Upon completion of any such work, Tenant shall provide Landlord with proof of payment for all labor and materials and copies of all construction contracts, and to the extent available, “as built” plans. If so requested by Landlord, Tenant agrees to prepare a Notice of Completion, in statutory form, for filing by Landlord, promptly after completion of any such improvements by Tenant.

(b)               Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Prior to the commencement of any work, Tenant shall provide Landlord with a fully executed original of the Contractor’s Indemnity from Tenant’s contractors, in the form attached hereto as Exhibit C and made a part hereof. Landlord may elect to record and post notices of non-responsibility at the Premises.

Section 6.06. Condition upon Termination. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received on the Commencement Date except for ordinary wear and tear. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease, except that Tenant shall remove any of Tenant's machinery, equipment, trade fixtures and other personal property which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery, equipment, trade fixtures and other personal property before the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, in no event, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent or unless otherwise instructed by Landlord in writing; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

Section 6.07. Sale of Premises During Construction of Improvements by Tenant. In the event that the Premises is sold during construction of any improvements by Tenant or less than one hundred eighty (180) days after the completion of any work by Tenant and Tenant’s receipt of a conformed copy of a Notice of Completion, in statutory form, with regard to improvements constructed by Tenant, then Tenant will also promptly provide to Landlord if required by Landlord’s title company, Tenant’s financials, a concise cost breakdown of the improvements and cost thereof and a mechanic’s lien indemnity in favor of Landlord’s title company (executed by Tenant) in connection with the improvements and any other contracts, agreements or documents that may be required by the title company in order to underwrite any sale of the Premises and/or Project.

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ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Premises.

(a)               Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is not materially damaged (as hereinafter defined) and if the proceeds received by Landlord from the insurance policies described in Section 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage to the shell of the Premises as soon as reasonably practical. Tenant shall be required to repair any damage to Tenant's fixtures, equipment, improvements and to restore all Leasehold Improvements.

(b)               If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably practical, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date on which the damage occurred. Landlord shall notify Tenant within forty-five (45) days after receipt of written notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord Tenant’s Pro Rata Share of any applicable deductibles under Landlord's insurance policies and, if the damage was due to a negligent or willful act or omission of Tenant, or Tenant's employees, agents, contractors, licensees or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

(c)               If the damage to the Premises occurs during the last six (6) months of the Lease Term (as may be extended) and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

Section 7.02. Substantial or Total Destruction. Except as set forth below, if the Premises is materially damaged or destroyed by any cause whatsoever, and regardless of whether Landlord receives any insurance proceeds, then either party may terminate this Lease as of the date the destruction occurred by written notice to the other within forty-five (45) days after notice to the parties of the occurrence of the material damage. For purposes of this Article Seven, “material” damage shall mean that more than fifty percent (50%) of the Premises is untenantable as a result of such damage. Notwithstanding the foregoing or any termination by Tenant pursuant to the foregoing, if the Premises can be rebuilt within twelve (12) months after the date of destruction and receipt by Landlord of applicable insurance proceeds, Landlord may elect to rebuild the Premises at Landlord's expense, in which case this Lease shall remain in full force and effect, subject to rent abatement (as set forth in Section 7.03 below) during the time during which the Premises is under construction and otherwise unusable. Landlord shall notify Tenant of such election within forty-five (45) days after Tenant's notice to Landlord of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Premises at Landlord's sole expense, except that if the destruction was caused by a negligent or willful act or omission of Tenant or its agents, employees, contractors, licensees or invitees, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord repairs or restores the Premises pursuant to the provisions of this Article Seven, any Base Rent payable during the period of such damage, repair and/or restoration shall be proportionately reduced according to the square footage of the Premises that is not able to be used. Except for such possible reduction in Base Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

Section 7.04. Waiver. Tenant waives the protection of all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). Except as provided in Section 7.03, no damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Project. Tenant agrees that the provisions of this Article Seven shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction of the Premises.

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ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Premises and/or Project is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than fifty percent (50%) of the floor area of the Premises is taken and such taking makes the Premises untenantable for Tenant’s use, in the reasonable discretion of the parties, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Rent shall be reduced in proportion to the reduction in the floor area of the Premises taken. Landlord shall be entitled to all damages and awards in connection with any Condemnation. Tenant shall execute any instrument required by Landlord for the recovery of damages and to remit to Landlord any damage proceeds recovered; provided, however, Tenant may seek for itself a separate award for damages for movable trade fixtures which were installed by Tenant or Tenant’s removable personal property, provided Landlord's award is not reduced thereby. This Section shall be Tenant's sole and exclusive remedy in the event of any Condemnation and Tenant hereby waives any rights and the benefits of Section 1265.130 of the California Code of Civil Procedure or any other statute granting Tenant specific rights in the event of a Condemnation which are inconsistent with the provisions of this Section.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. Landlord's Consent Required. No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Notwithstanding the foregoing, under no circumstances shall Tenant, directly or indirectly, pledge, mortgage or hypothecate this Lease or any interest herein. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. Unless Tenant is a publicly held company, if Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent and if Tenant is a corporation or limited liability company, any change in the ownership of a controlling interest of the voting stock or membership interest of the corporation or limited liability company shall require Landlord's consent.

Section 9.02. Attorneys’ Fees and Costs. Tenant shall pay, as Additional Rent, within twenty (20) days after receipt of an invoice by Tenant, Landlord's actual costs and reasonable attorneys' fees incurred for reviewing, investigating, processing and/or documenting any requested assignment or sublease, whether or not Landlord's consent is granted.

Section 9.03. No Release of Tenant or Guarantor. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or any Guarantor or change their primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

Section 9.04. Offer to Terminate. If Tenant desires to assign this Lease or sublease the Premises, then for a period of thirty (30) days after Landlord receives Tenant’s written request to assign or sublease, Landlord shall have the right in Landlord’s sole and absolute discretion and without any obligation to do so, by giving written notice to Tenant, to terminate this Lease (or in the case of a partial sublease, to terminate the Lease with respect to the portion of the Premises subject to such proposed sublease), which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. If Landlord does not so elect, this Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

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Section 9.05. Landlord's Consent.

(a)       Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including without limitation the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the Rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent in its reasonable discretion based on the following or any other factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial reputation of the proposed assignee or subtenant: (iii) Tenant’s compliance with all of its obligations under this Lease; and (iv) such other factors as Landlord may reasonably deem relevant.

(b)       If Tenant assigns or subleases, the following shall apply:

(i)              Tenant shall pay to Landlord as Additional Rent under this Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly Rent in excess of the monthly Rent payable under this Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions, attorneys’ fees and costs, and costs of renovation or construction of tenant improvements required under such assignment of sublease. Tenant is entitled to recover such cost and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Premises is the Rent allocable to the subleased space as a percentage on a square footage basis.

(ii)             Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises (the “Certified Statement”) within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records relating to such assignment or sublease to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be consent to any further assignment or subletting. The breach of Tenant's obligation under this Section 9.05(b) shall be an Event of Default under this Lease.

(iii)            Within one (1) year of receipt by Landlord of Tenant’s Certified Statement, Landlord shall have the right (but no obligation) to audit Tenant’s non-confidential documents and materials (at Tenant’s place of business and during reasonable business hours) used to determine the calculation of the Profit. Landlord shall deliver a copy of the audit to Tenant promptly upon receipt. The cost of the audit shall be paid by Landlord unless such audit reveals an understatement of the Profit greater than one percent (1%), in which case the reasonable audit expenses shall be paid by Tenant within twenty (20) days of receipt of copies of invoices and any under-payment to Landlord shall be paid within twenty (20) days of receipt of the final audit figures. In the event the audit determines an overpayment to Landlord, such amounts shall be refunded to Tenant within twenty (20) days of receipt of the final audit figures.

Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Premises under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

Section 9.07. Assignment by Landlord: If Landlord sells or otherwise transfers its interest in the Premises, of if Landlord assigns its interest in the Lease, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord’s obligations hereunder arising thereafter and this Lease shall remain in full force and effect.

Section 9.08. Waiver. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld, conditioned or delayed its consent under this Article Nine or otherwise has breached or acted unreasonably under this Article Nine, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed transferee. Tenant hereby waives and releases its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

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ARTICLE TEN: DEFAULTS; REMEDIES.

Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions of Tenant under this Lease and the exercise by Tenant of all options granted hereunder.

Section 10.02. Defaults. Tenant shall be in default under this Lease (each an “Event of Default”):

(a)               If Tenant abandons the Premises, including without limitation if Tenant fails to initially fully occupy the Premises within ten (10) days following the Commencement Date, or if Tenant's vacation of the Premises results in the cancellation of any insurance described in Section 4.04; or

(b)               If Tenant fails to pay Rent or any other charge, or fails to deliver the Security Deposit, when due; or

(c)              If Tenant fails to deliver to Landlord the documents required in Section 6.07, Section 11.03, Section 11.04, Section 11.05 or Section 13.17 of this Lease within five (5) days after receiving written notice from Landlord that Tenant has failed to deliver such documents when due pursuant to the applicable section of this Lease; or

(d)               If Tenant violates the provisions of Section 5.09; or

(e)               If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease (except with respect to the terms of Section 5.09 of this Lease which shall not be subject to cure) for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion; provided, however, that in no event shall Tenant be provided more than sixty (60) total days to effectuate any cure. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease; or

(f)                (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days; or (v) the admission by Tenant in writing of its inability to pay its debts as they become due. If a court of competent jurisdiction determines that any of the acts described in this subsection (f) is not an Event of Default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the Rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant under this Lease.

The notices required by this Section are intended to satisfy any and all notice requirements imposed by Applicable Law on Landlord and are not in addition to any such requirement, including without limitation any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

Section 10.03. Remedies. On the occurrence of any Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

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(a)               Terminate Tenant's right to possession of the Premises by any lawful means and terminate this Lease in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's Event of Default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such Event of Default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fee incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b).

(b)               Maintain Tenant's right to possession and not terminate this Lease, in which case this Lease shall continue in effect whether or not Tenant is in possession of the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due.

(c)               Pursue any other remedy now or hereafter available to Landlord in equity or under the laws or judicial decisions of the state in which the Premises is located including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, this Lease shall not terminate in the event of an Event of Default by Tenant unless Landlord expressly terminates it.

(d)               In addition to all other remedies available to Landlord in this Lease and under Applicable Law, in the event of any mechanic’s or materialman’s lien(s) on the Premises that is not removed by Tenant within ten (10) days after notice to Tenant, Landlord shall have the right, but not the obligation, to remove such lien and Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the removal of such lien within ten (10) days of written notice to Tenant.

Section 10.04. Repayment of “Free” Rent. If this Lease provides for a postponement of any monthly rental payments, other than any rent reduction as set forth in Section 7.03 above, a period of “free” Rent or other Rent concession, such postponed Rent or “free” Rent is called the “Abated Rent”. Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If an Event of Default occurs, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such Rent abatement or other Rent concession. In such case, Abated Rent shall be calculated based on the full initial Rent payable under this Lease.

Section 10.05. Damages. In the event of the termination of this Lease, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to this Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of this Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

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Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 10.07. Waiver of Redemption by Tenant. In the event Landlord exercises any one or more of Landlord's rights and remedies under this Article 10, Tenant expressly waives (for Tenant and for all those claiming under Tenant) any and all rights of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or granted by or under any present or future laws, and further releases Landlord from any and all claims, demands and liabilities by reason of such exercise by Landlord.

ARTICLE ELEVEN: PROTECTION OF LENDERS.

Section 11.01. Subordination. This Lease is and shall be subject and subordinate to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. The immediately preceding clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall reasonably cooperate with Landlord and any lender which has or is acquiring a security interest in the Premises or this Lease and Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. However, at the option of Landlord or any mortgagee or ground lessor or secured party, this Lease shall be paramount to such mortgage or ground or underlying lease or other security instrument.

Section 11.02. Attornment. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement and agrees to do so within ten (10) days after written request from Landlord. If Tenant fails to do so within ten (10) days after written request, then in addition to all other rights and remedies of Landlord under this Lease, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. Estoppel Certificates.

(a)               Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent, Additional Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); (v) that Tenant is not in default under this Lease (or, if Tenant is claimed to be in default, stating why); and (vi) such other representations or information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b)               Tenant shall deliver such statement to Landlord within ten (10) days after written request. If Tenant does not deliver such statement to Landlord within such ten (10) day period, then in addition to all other remedies of Landlord under this Lease, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the statements set forth in the estoppel provided to Tenant.

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Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender or prospective purchaser designated by Landlord any financial statements required by such lender or prospective purchaser to facilitate the financing, refinancing or purchase of the Premises or Project. Tenant represents and warrants to Landlord that (i) each such financial statement is a true and accurate statement as of the date of such statement, and (ii) each financial statement delivered to Landlord on or prior to the date of this Lease is a true and accurate statement as of the date of this Lease. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: LEGAL COSTS.

Section 12.01. Legal Proceedings. Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs Landlord incurs in any such claim or action.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS.

Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, creed, religion, national origin, ancestry, sex, handicaps, age, marital status, sexual orientation, gender, gender identity, gender expression or source of income (as defined in California Government Code § 12955(p)) in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof by Tenant.

Section 13.02. Limitation on Landlord's Liability; Certain Duties.

(a)               As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord accruing under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b)               Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within sixty (60) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than sixty (60) days to cure, Landlord shall not be in default if such cure is commenced within such sixty (60) day period and thereafter diligently pursued to completion.

(c)               Notwithstanding any term or provision in this Lease to the contrary, (i) the liability of Landlord for a Landlord default under this Lease is limited to Landlord's equity interest in the Premises, (ii) neither the Landlord nor its agents, property managers, employees, partners, shareholders, officers, directors, members, investors or other principals shall have any personal liability in connection with this Lease, and (iii) in no event will Landlord be liable for incidental, general, consequential, speculative, indirect or punitive damages in connection with this Lease.

Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

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Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant's agents, employees, contractors, licensees, invitees, successors, assigns, and others using the Premises with Tenant's expressed or implied permission.

Section 13.05. Incorporation of Prior Agreements; Amendments. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by Landlord and Tenant. Any other attempted amendment shall be void.

Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, sent by certified mail, return receipt requested, postage prepaid or sent via facsimile or email (so long as another copy if sent by one of the other foregoing methods). Notices to Tenant shall be delivered to the address specified in Section 1.03 above. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery to the receiving party. Either party may change its notice address upon written notice to the other party.

Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. No Recordation. Tenant shall not record this Lease, any memorandum hereof, any of the terms hereof, or any document disclosing this Lease, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. If Landlord agrees in writing to a recording of any memorandum of this Lease, Tenant shall be responsible for applicable transfer taxes and recording fees.

Section 13.09. Binding Effect. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease.

Section 13.10. Choice of Law; Jurisdiction/Venue. The laws of the State of California shall govern this Lease regardless of conflict of law principles. Tenant hereby submits to the personal jurisdiction of any state or federal court of Landlord’s choosing in San Bernardino County, California, and Tenant hereby waives any objection to venue therein should any action at law or in equity be necessary to enforce or interpret this Lease.

Section 13.11. Authority. Each person signing this Lease on behalf of Tenant represents and warrants that he or she has full authority to do so and that this Lease binds the Tenant. Within thirty (30) days after written request from Landlord, Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord authorizing the execution of this Lease by the signatory or other evidence of such authority reasonably acceptable to Landlord.

Section 13.12. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant under this Lease.

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Section 13.13. Force Majeure. If Landlord is unable to perform, or is delayed in performing, any of its obligations due to events beyond Landlord's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, delays caused by Tenant or its agents, employees, contractors, licensees or invitees, acts of God, war, terrorism, invasion, sabotage, civil commotion, labor disputes, strikes, lockouts, fire, flood or other casualty, delays related to COVID-19 or similar viruses or any epidemics, or pandemics, including without limitation restrictions, shutdowns, closures, or shortages resulting therefrom, changes in Applicable Laws, historic preservation matters, subsurface conditions, shortages of labor or material, government regulation or restriction or other delays by governmental agencies or authorities or utility providers, governmental moratoriums, delays in issuance of applicable permits or other required governmental approvals, and weather conditions.

Section 13.14. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Signatures and initials to this Lease created by the signer by electronic means and/or transmitted by telecopy or other electronic transmission shall be valid and effective to bind such signing party. Each party agrees to promptly deliver an execution original to this Lease with its actual signature and initials to the other party upon request, but a failure to do so shall not affect the enforceability of this Lease, it being expressly agreed that each party to this Lease shall be bound by its own electronically created and/or telecopied or electronically transmitted signature and initials and shall accept the electronically created and/or telecopied or electronically transmitted signature and initials of the other party to this Lease.

Section 13.15. Not an Offer. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.16. LEED Rating. The Premises is or may become in the future certified under the LEED rating system. Landlord's sustainability practices do or may address whole-building operations and maintenance issues, including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, indoor air quality and lighting performance standards. Tenant’s construction and maintenance methods and procedures, material purchases and disposal of waste with respect to the Premises shall be in compliance with Landlord’s minimum standards and specifications in furtherance thereof, in addition to any requirements under applicable laws with respect thereto.

Section 13.17. OFAC. Landlord advises Tenant hereby that the purpose of this Section is to provide to Landlord information and assurances to enable Landlord to comply with the law relating to OFAC. Tenant hereby makes the following representations to Landlord. Neither Tenant (which includes its partners, members, principal stockholders, any other constituent entities or persons, overseers, trustees and senior executive officers) nor any direct or indirect constituents or affiliates of Tenant that either directly or indirectly own twenty five percent (25%) or more of Tenant or directly or indirectly control Tenant have been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or at any replacement website or other replacement official publication of such list. Tenant is not in violation of compliance with the regulations of the Office of Foreign Asset Control of the Department of Treasury and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or any other governmental action relating thereto.  This representation will be true at all times from the time this is made and until all obligations under this Lease are satisfied.  In connection with this representation, no later than ten (10) days after request by Landlord, Tenant shall provide to Landlord all information required by Landlord to confirm Tenant’s compliance with this provision.  Tenant represents that all OFAC information provided by Tenant to Landlord in connection with this Lease is true, correct, and complete.

Section 13.18. Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

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Section 13.19. Security Services. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises or Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises or Project.

Section 13.20. Easements; CC&Rs. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements, covenants, conditions and restrictions and amendments thereto, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions and amendments do not prevent Tenant from operating within the Premises for the Permitted Use. Tenant shall sign any of the aforementioned documents upon request of Landlord.

Section 13.21. Preparation of Lease. This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. The headings of various sections in this Lease are for convenience only and are not to be utilized in construing the content or meaning of the substantive provisions hereof. The terms “herein”, “hereof”, “hereunder” and any other similar terms used herein shall be deemed to refer to this Lease in its entirety. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Landlord, to the making of a determination or designation by Landlord, to the application of Landlord’s discretion or opinion, to the granting or withholding of Landlord’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Landlord, or otherwise involving the decision making of Landlord, shall be deemed to mean that Landlord shall decide unilaterally in its sole discretion or judgment. Each of the term “Landlord” and the term “Tenant” or any pronoun used in place thereof, shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, who are a party to this Lease according to the context hereof. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

Section 13.22 Attorney’s Fees. In the event of any dispute arising out of the enforcement or interpretation of this Lease, the prevailing party shall be entitled to reasonable attorney fees and costs from the non-prevailing party, to include any reasonable attorney’s fees and costs on appeal.

ARTICLE FOURTEEN: BROKERS.

Section 14.01. Broker's Fee. If and only if this Lease is signed by and delivered to both Landlord and Tenant and all contingencies to the effectiveness of this Lease have expired or been waived, Landlord shall pay a real estate commission to the Broker named in Section 1.08 above pursuant to the written agreement with Landlord. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any other party.

Section 14.02. Agency Disclosure; No Other Brokers. Landlord and Tenant each represent and warrant to each other that they have dealt with no other real estate broker(s) in connection with this transaction except the Brokers set forth in Section 1.08 above (if any). Landlord and Tenant hereby agree to indemnify and defend the other for any commission or fee claimed by any other party. The terms of this Section 14.02 shall survive the expiration or termination of this Lease.

ARTICLE FIFTEEN: CONFIDENTIALITY.

Tenant agrees that the terms of this Lease, and any documents or information provided to Tenant by Landlord in connection with this Lease, are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, members, principals, officers, directors, employees, agents, real estate brokers, sales persons and attorneys shall not disclose the terms of this Lease to any other party without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, except Tenant may disclose such information to the extent necessary its attorneys and any accountants of Tenant, to an assignee of this Lease or subtenant of the Premises, or as required by Applicable Law or in connection with any action brought to enforce this Lease; provided that such recipients agree in writing to maintain the confidentiality of such information.

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In no event shall Tenant make or engage in any publicity statement, press release, press conference or any other public notice regarding this Lease or the transaction contemplated herein without the prior written consent of Landlord.

The obligations set forth in this Section shall survive the expiration or any earlier termination of this Lease.

ARTICLE SIXTEEN: TENANT’S OBLIGATION FOR PERMITS.

(a)               Except as otherwise expressly provided in this Lease as an obligation of Landlord, Tenant shall be solely responsible, at its expense, for obtaining any and all required permits, approvals, licenses and the like in connection with Tenant’s use and occupancy of the Premises, the operation of Tenant’s business from the Premises, and any improvements constructed by or on behalf of Tenant (including racking permits and high pile permits), including, without limitation, a business license, all conditional use permits (if any) or any replacement permit required for Tenant’s specific use of the Premises.

(b)               Tenant’s city-approved commodity and/or use of the Premises may require specific costs and/or work to be performed related to emergency egress lighting, hose racks, in-rack sprinklers or any other fire and/or life safety requirements. Any and all such costs and work to be performed related thereto shall be the sole responsibility of Tenant and at Tenant’s sole cost and expense.

(c)               There shall be no delay of the Commencement Date as a result of any failure or delay in Tenant obtaining any such permits, licenses or approvals or to perform such work.

ARTICLE SEVENTEEN: ADA COMPLIANCE.

Notwithstanding any other provision of this Lease, the parties hereby agree that the Premises is subject to the terms and conditions of the ADA. The parties further agree and acknowledge that it shall be the sole responsibility of Tenant, at its sole cost and expense, to comply with any and all provisions of the ADA, including without limitation with respect to or in connection with improvements to the Premises by Tenant and Tenant’s use and/or occupancy of the Premises. Landlord shall not have any obligation under this Lease for compliance with the ADA with regard to the Premises.

ARTICLE EIGHTEEN: CALIFORNIA STATUTORY DISCLOSURE AND ENERGY DISCLOSURE.

Landlord hereby discloses to Tenant, in accordance with California Civil Code Section 1938, and Tenant hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord, subject to Landlord's rules and requirements; and (ii) Landlord shall have no obligation to perform any work or repairs identified in any such CASp inspection; and (iii) to the extent that any work, repairs, replacements, or improvements are recommended or required by the CASp (or otherwise required as a result of any such CASp inspection or anything done by Tenant in its use or occupancy of the Premises), then, at Landlord's election, Tenant shall be required to perform the same at Tenant's sole cost and expense (subject to all of the terms and conditions of the Lease, including without limitation Section 6.05); provided, however, Landlord shall have the option to perform any or all of the foregoing at Tenant's sole cost and expense (with Tenant to reimburse Landlord upon demand for the costs and expenses incurred by Landlord in performing the same).

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Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord, at its election, may contact any utility company providing utility services to the Premises in order to obtain data on the energy being consumed by the occupant of the Premises. Furthermore, Tenant agrees to provide Landlord with Tenant's energy consumption data within thirty (30) days after Landlord's request for the same. Tenant acknowledges that pursuant to Applicable Law, Landlord may be required to disclose information concerning Tenant's energy usage at the Premises to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Premises (the "Tenant Energy Use Disclosure"). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Tenant agrees to take such further actions as are necessary in order to further the purpose of this Section, including, without limitation, providing to Landlord the names and contact information for all utility providers serving the Premises, copies of utility bills, written authorization from Tenant to any such utility company to release information to Landlord, and any other relevant information reasonably requested by Landlord or the applicable utility company.

ARTICLE NINETEEN: COMPLETION OF THE PREMISES AND PROJECT.

Landlord shall construct the Premises shell and other Project improvements in accordance with plans to be determined, and which may be modified, by Landlord in Landlord’s sole and absolute discretion. Tenant expressly acknowledges and agrees that Tenant shall not have approval rights over or input into the design, construction, installation, or modification of, the Premises or any other Project improvements and that Landlord shall have the sole discretion over the same (provided that the Landlord Improvements shall conform to the Space Plan and Preliminary Specifications, as such terms are defined in the Work Letter).

ARTICLE TWENTY: LANDLORD IMPROVEMENTS.

(a)               Landlord shall perform the Landlord Improvements, as more particularly described in the Work Letter, attached hereto as Exhibit D and made a part hereof (“Work Letter”).

(b)               Except as may be expressly set forth in this Lease, Landlord shall not be responsible for any additional improvements to the Premises or any costs in connection with any other improvements to the Premises.

[Signature Page Follows]

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Landlord and Tenant have signed this Lease as of the Date of Lease set forth in Section 1.01.

LANDLORD:

9TH & VINEYARD, LLC,

a Delaware limited liability company

By:	Phelan KND, LLC,
a California limited liability company,
Its Manager

By:	DeArmey Development, LLC,
a California limited liability company,
Its Manager

By:	/s/ Katrina DeArmey
Katrina DeArmey, Manager

TENANT:

iPOWER INC.,

a Nevada corporation

By:	/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

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Exhibit A - Legal Description of the Land

The land referred to is situated in the City of Cucamonga, County of San Bernardino, State of California, and is described as follows:

[RECORDING INFORMATION TO BE COMPLETED BY LANDLORD UPON RE-RECORDING OF THE LOT MERGER]

PARCEL 1

THAT PORTION OF THE EAST HALF OF THE WEST 330.00 FEET OF LOT 24, SECTION 9, TOWNSHIP 1 SOUTH, RANGE 7 WEST, SAN BERNARDINO BASE AND MERIDIAN ACCORDING TO MAP OF CUCAMONGA LANDS, IN THE COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, ACCORDING TO PLAT THEREOF, RECORDED IN BOOK 4 OF MAPS, PAGE 9, RECORDS OF SAID COUNTY together with that portion of parcel 1A OF LOT MERGER NO. LLA 2020-00006 RECORDED _________________ , 2021 AS INSTRUMENT NO. ______________________ and parcel 1b OF LOT MERGER NO. LLA 2020-00007 RECORDED _________________ , 2021 AS INSTRUMENT NO. ______________________ , IN THE CITY OF RANCHO CUCAMONGA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, OFFICIAL RECORDS OF SAID COUNTY, more particularly DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE NORTH LINE OF SAID LOT WITH THE INTERSECTION OF THE EAST LINE OF THE EAST HALF OF THE SAID WEST 330.00 FEET;

THENCE ALONG SAID NORTH LINE, WEST 165.00 FEET TO THE WEST LINE OF THE EAST HALF OF THE SAID WEST 330 FEET;

THENCE ALONG SAID WEST LINE, SOUTH 296.51 FEET TO THE TRUE POINT OF BEGINNING;

thence CONTINUING ALONG SAID WEST LINE, SOUTH 363.49 FEET THE south line OF SAID LOT 24;

THENCE ALONG SAID SOUTH LINE, EAST 671.42 FEET TO THE WESTERLY LINE OF THAT PORTION OF LAND AS SET OUT IN THAT CERTAIN "FINAL ORDER IN CONDEMNATION," FILED IN SUPERIOR COURT OF CALIFORNIA, COUNTY OF SAN BERNARDINO, CASE NO. 188467 AND RECORDED JUNE 6, 1980 AS INSTRUMENT NO. 80-131073, OFFICIAL RECORDS;

THENCE ALONG SID WESTERLY LINES THE FOLLOWING (6) COURSES:

1.) NORTH 60.00 FEET;

2.) NORTH 16°06'15" EAST 59.74 FEET TO THE BEGINNING OF A NON-TANGENT 1,184.84-FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY, A RADIAL TO WHICH BEARS SOUTH 78°23'50" WEST;

3.) NORTHWESTERLY ALONG THE ARC OF SAID CURVE, AN ARC LENGTH OF 2.99 FEET THROUGH A CENTRAL ANGLE OF 0°08'41";

4.) NORTH 11°27'29" WEST 61.19 FEET;

5.) NORTH 78°32'31" EAST 7.00 FEET;

6.) NORTH 11°27'29" WEST 185.50 FEET TO A LINE PARALLEL WITH AND DISTANT SOUTH 296.51 FEET FROM SAID NORTH LINE;

THENCE LEAVING SAID WESTERLY LINE, WEST 645.24 FEET TO THE true point of beginning.

CONTAINING 5.596 ACRES, MORE OR LESS.

PARCEL 2

THAT PORTION OF THE EAST HALF OF THE WEST 330.00 FEET OF LOT 24, SECTION 9, TOWNSHIP 1 SOUTH, RANGE 7 WEST, SAN BERNARDINO BASE AND MERIDIAN ACCORDING TO MAP OF CUCAMONGA LANDS, IN THE COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, ACCORDING TO PLAT THEREOF, RECORDED IN BOOK 4 OF MAPS, PAGE 9, RECORDS OF SAID COUNTY together with that portion of parcel 1A OF LOT MERGER NO. LLA 2020-00006 RECORDED _________________ , 2021 AS INSTRUMENT NO. ______________________ and parcel 1b OF LOT MERGER NO. LLA 2020-00007 RECORDED _________________ , 2021 AS INSTRUMENT NO. ______________________ , IN THE CITY OF RANCHO CUCAMONGA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, OFFICIAL RECORDS OF SAID COUNTY, more particularly DESCRIBED AS FOLLOWS:

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beginning AT A POINT IN THE NORTH LINE OF SAID LOT WITH THE INTERSECTION OF THE EAST LINE OF THE EAST HALF OF THE SAID WEST 330.00 FEET;

THENCE ALONG SAID NORTH LINE, WEST 165.00 FEET TO THE WEST LINE OF THE EAST HALF OF THE SAID WEST 330.00 FEET;

THENCE ALONG SAID WEST LINE, SOUTH 296.51 FEET TO a line PARALLEL WITH AND DISTANT SOUTH 296.51 FEET FROM SAID NORTH LINE;

thence along said parallel line, east 645.24 feet to the westerly line of THAT PORTION OF LAND AS SET OUT IN THAT CERTAIN "FINAL ORDER IN CONDEMNATION," FILED IN SUPERIOR COURT OF CALIFORNIA, COUNTY OF SAN BERNARDINO, CASE NO. 188467 AND RECORDED JUNE 6, 1980 AS INSTRUMENT NO. 80-131073, BEING ALSO THE WESTERLY LINE OF THAT CERTAIN DEED TO SAN BERNARDINO COUNTY FLOOD CONTROL RECORDED mARCH 9, 1979 AS INSTRUMENT NO. 285, FILED IN BOOK 9639, PAGE 472, BOTH OF OFFICIAL RECORDS;

thence along said westerly line, north 11°27'29" WEST 271.77 feet to a line parallel with and distant south 30.16 feet from said north line;

thence along said parallel line, west 426.25 feet to THE EAST LINE OF SAID WEST 330 FEET;

THENCE ALONG SAID EAST LINE, NORTH 30.16 FEET TO THE POINT OF BEGINNING.

CONTAINING 3.895 ACRES, MORE OR LESS.

PARCEL 3

THAT portion OF parcel 1b OF LOT MERGER NO. LLA 2020-00007 RECORDED _________________ , 2021 AS INSTRUMENT NO. ______________________ , IN THE CITY OF RANCHO CUCAMONGA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, OFFICIAL RECORDS OF SAID COUNTY, more particularly DESCRIBED AS FOLLOWS:

beginning AT A POINT IN THE SOUTH LINE OF LOT 17, SECTION 9, TOWNSHIP 1 SOUTH, RANGE 7 WEST, SAN BERNARDINO BASE AND MERIDIAN ACCORDING TO MAP OF CUCAMONGA LANDS, AS PER MAP RECORDED IN BOOK 4 OF MAPS, PAGE 9, RECORDS OF SAID COUNTY, WITH THE INTERSECTION OF THE EAST LINE OF THE WEST 330.00 FEET OF SAID LOT;

THENCE ALONG SAID EAST LINE, NORTH 270.00 FEET TO WESTERLY PROLONGATION OF A NORTHERLY LINE OF THE LAND CONVEYED TO ARTHUR W. CAIN, ET UX, BY DEED RECORDED MAY 3, 1949, IN BOOK 2396, PAGE 431, OF OFFICIAL RECORDS;

THENCE ALONG SAID PROLONGATION AND NORTHERLY LINE, SOUTH 89°43'15" EAST 358.25 FEET TO THE NORTHWESTERLY PROLONGATION OF THE NORTHEASTERLY LINE OF THE LAND CONVEYED TO EUGENE ARNOLD MINIKEL ET UX BY DEED RECORDED FEB. 6, 1948, IN BOOK 2089, PAGE 347, SAID POINT BEING ON THE NORTHEASTERLY LINE OF THAT CERTAIN DEED RECORDED FEBRUARY 23, 1943 IN BOOK 1571, PAGE 481, BOTH OF OFFICIAL RECORDS;

THENCE ALONG SAID PROLONGATION AND NORTHEASTERLY LINE, SOUTH 16°24'00" EAST 85.46 FEET TO THE WESTERLY LINE OF THAT PORTION OF LAND AS SET OUT IN THAT CERTAIN "FINAL ORDER IN CONDEMNATION," FILED IN SUPERIOR COURT OF CALIFORNIA, COUNTY OF SAN BERNARDINO, CASE NO. 188467 AND RECORDED JUNE 6, 1980 AS INSTRUMENT NO. 80-131073, BEING ALSO THE WESTERLY LINE OF THAT CERTAIN DEED TO SAN BERNARDINO COUNTY FLOOD CONTROL RECORDED MARCH 9, 1979 AS INSTRUMENT NO. 285, FILED IN BOOK 9639, PAGE 472, BOTH OF OFFICIAL RECORDS;

THENCE ALONG SAID WESTERLY LINE, SOUTH 11° 27' 29" EAST 220.83 FEET TO A LINE PARALLEL WITH AND 30.16 SOUTH feet OF THE NORTH LINE OF SAID LOT 17;

THENCE ALONG SAID PARALLEL LINE, WEST 426.25 FEET TO THE EAST LINE OF SAID WEST 330.00 FEET;

THENCE ALONG SAID EAST LINE, NORTH 30.16 FEET TO THE POINT OF BEGINNING.

CONTAINING 2.713 ACRES, MORE OR LESS.

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Exhibit B – Intentionally Deleted

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Exhibit C - Contractor’s Indemnity Agreement

This INDEMNITY AGREEMENT (“Agreement”) pertains to work to be performed at the property located at ____________________, herein referred to as “Premises”. ____________________ ( “Contractor”), having an address at ____________________, is a party to the contract with ____________________ ( “Tenant”), having an address at ____________________ which contract is dated ____________________ (“Contract”), for work to be done at the Premises from approximately ____________________ through ____________________.

Contractor acknowledges and agrees that Tenant is contractually obligated to obtain this Agreement under a lease for the Premises with ____________________ (“Landlord”), having an address at ____________________, and that the Landlord would not have consented to the work to be done under the Contract were it not for Contractor’s execution and delivery to Landlord of this Agreement. Contractor has entered into this Agreement in order to induce Tenant to retain Contractor to perform the work under the Contract.

To the fullest extent permitted by applicable law, Contractor hereby agrees to INDEMNIFY, DEFEND, SAVE & HOLD HARMLESS the Premises, Landlord, Landlord’s property manager, the lender, and their respective agents, employees, directors, officers, members, partners, shareholders, investors, principals, successors, assigns (collectively with Landlord, the “Indemnitees”), of and from all liabilities, claims, losses, damages, injury, causes of action and suits of whatever nature for personal injury, including death, and property damage (collectively, the “Claims”), arising out of or alleged to arise out of, or any conditions of, the work performed under this Contract, whether by Contractor or by any employee, agent, or sub-contractor, and whether any such Claims are asserted against any Indemnitees, or Contractor, severally, jointly, or jointly and severally. To the fullest extent permitted by applicable law, Contractor hereby agrees to INDEMNIFY, DEFEND, SAVE & HOLD HARMLESS the Indemnitees of and from any and all costs of any nature, including without limitation investigation, adjustment, attorney's fees, expert's fees, court costs, administrative costs, and other items of expense arising out of any Claims.

Neither Contractor nor any sub-contractor shall file any mechanic's, materialmen’s, or other liens either against the Premises or any portion thereof from any work, labor, services or materials supplied or performed by Contractor or by any sub-contractor. To the fullest extent permitted by applicable law, Contractor hereby agrees to INDEMNIFY, DEFEND, SAVE & HOLD HARMLESS the Indemnitees of and from any and all costs of any nature, including without limitation investigation, adjustment, attorney's fees, expert's fees, court costs, administrative costs, and other items of expense arising out of any mechanic's, materialmen’s, or other liens filed against the Premises or portion thereof by Contractor or by any sub-contractor.

In addition to any insurance required to be carried by Tenant under its Lease, Contractor hereby agrees that it will obtain and maintain Comprehensive General Liability insurance including blanket contractual liability with minimum amount of $2,000,000.00 combined single limit for bodily injury/death and property damage, and shall add Landlord and any other party required by Landlord as additional insured’s.

Additionally, Contractor must also obtain and maintain Workers Compensation and Occupational Disease insurance with statutory limits and form as required by the State in which the Premises is located, and Employer's Liability with a limit of not less than $1,000,000.00 for all damage.

Certificates for all insurance and/or copies of all insurance policies will be submitted to Landlord before commencement of any work. The Certificates and insurance policies must indicate that the "HOLD HARMLESS" contractual indemnity as set forth in this Agreement is insured. Landlord and any other party required by Landlord must be named as additional insured’s and the policy must provide that no less than 30 days advance written notice will be given to Landlord in the event of cancellation or modification of the policies.

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Contractor acknowledges that Landlord did not retain Contractor to perform any work at the Premises and agrees that Contractor will not look to Landlord, the Indemnitees or the Premises for any compensation whatsoever for any work it performs at the Premises.

Contractor must give Landlord no less than ten (10) business days prior to written notice before the commencement of any work so that Landlord may file a Notice of Nonresponsibility in connection with any work done by Contractor or any of its subcontractors.

IN WITNESS HEREOF, this Contractor has executed this Agreement this day of , 201__.

CONTRACTOR:

By:________________________________

Name:______________________________

Title:_______________________________

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Exhibit D - Work Letter

This Work Letter ("Work Letter") is attached to, supplements, and is made a part of the Lease Agreement (Multi-Tenant Industrial Facility) to which it is attached. The provisions of this Work Letter define the terms and conditions relating to the completion of and payment for the Landlord Improvements (as defined below). All initially capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

1.       Definitions. As used in this Work Letter and in the Lease, the term "Landlord Improvements" shall mean those permanent, physical improvements set forth on the "Final Plans" (defined below).

2.       Completion of the Landlord Improvements. Subject to the terms of the Lease and this Work Letter, Landlord shall use commercially reasonable and diligent efforts to cause the Contractor (defined below) to complete the Landlord Improvements in the Premises in accordance with the terms of this Work Letter.

3.       Appointment of Construction Representatives.

(a)       By Landlord. Landlord hereby appoints the following person as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter: Katrina DeArmey (Email: kdearmey@phelandevco.com).

(b)       By Tenant. Tenant hereby appoints the following person as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Work Letter: Elton Yuan (Email: Elton.Y@meetipower.com).

(c)       Communications. All communications with respect to the matters covered by this Work Letter shall be made to Landlord's Representative or Tenant's Representative, as the case may be. Either party may change its representative under this Work Letter, or add an additional representative, at any time by written notice to the other party. If more than one representative is appointed for either party, communications need only be made to one of the appointed representatives. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including without limitation the Contractor, Landlord’s architects, engineers, or any of their agents or employees, with regard to matters covered by this Work Letter.

4.       Contractor and Other Consultants. A contractor selected by Landlord shall construct the Landlord Improvements (the "Contractor"). Landlord shall approve all architects, engineers, subcontractors, space planners and/or other consultants, if and to the extent required.

5.       Landlord Improvement Plans.

(a)       Landlord and Tenant have each approved the space plan, attached hereto as Schedule 1 and made a part hereof (“Space Plan”) and the preliminary specifications, attached hereto as Schedule 2 and made a part hereof (the “Preliminary Specifications”) for the Landlord Improvements.

(b)       Final Plans. Based on the Space Plan and the Preliminary Specifications, Landlord shall use reasonable efforts to cause the Contractor and other consultants as may be selected by Landlord to prepare final plans for the Landlord Improvements ("Final Plans").

(c)       Governmental Approvals. When the Final Plans have been completed, Landlord, if required, shall submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of applicable permits and approvals for the Landlord Improvements. Landlord may make any changes to the Final Plans required by any applicable governmental entity, agency or authority. Tenant shall cooperate with Landlord in obtaining all permits, licenses and approvals.

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(d)       No Representations. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Landlord makes absolutely no representation or warranty, express or implied, that the Landlord Improvements will be suitable for Tenant's intended purpose, and Landlord specifically disclaims any such effect. Landlord's sole obligation shall be to arrange the construction of the Landlord Improvements in accordance with the Final Plans and any additional costs or expenses required for the modification thereof, whether during or after Landlord's construction thereof, shall be borne entirely by Tenant. Landlord’s approval of any plans, drawings or reports is not a representation or warranty of any kind by Landlord, including without limitation that such items comply with any Applicable Laws or any representation or warranty as to the adequacy of the improvements contemplated thereby.

6.       Change Orders. If Tenant desires any change to the Landlord Improvements, such changes may only be requested by the delivery to Landlord by Tenant of a proposed written "Change Order" specifically setting forth in detail the requested change and the reasons for such requested change. Landlord may accept or reject the Change Order in Landlord’s sole discretion. If the Change Order is approved by Landlord, Landlord shall have ten (10) business days from the receipt of the proposed Change Order to provide the following items: (a) a reasonable summary of any estimated increase in the cost caused by such change ("Change Order Cost") and (b) a statement of the estimated number of days of any delay caused by such proposed change (the "Change Order Delay"). Tenant shall then have three (3) business days to approve the Change Order Cost and the Change Order Delay in writing to Landlord. If Tenant approves these items, Tenant shall pay to Landlord the Change Order Cost, if any, within ten (10) days after Landlord’s invoice therefor and any Change Order Delay shall be deemed a Tenant Delay. Landlord shall, promptly upon Tenant’s approval of the Change Order Cost and Change Order Delay, execute the Change Order and cause the appropriate changes to the Landlord Improvements, and if applicable as of such date, the Final Plans to be made. If Tenant fails to respond to Landlord within said 3-business day period, the Change Order Cost and the Change Order Delay shall be deemed disapproved by Tenant and Landlord shall have no further obligation to perform any work set forth in the proposed Change Order. The Change Order Cost shall include all reasonable actual out-of-pocket costs associated with the Change Order, including, without limitation, architectural fees, engineering fees and construction costs, as reasonably determined by the Contractor and other professionals and consultants hired by Landlord and Landlord’s standard construction management fee applicable to such costs. The Change Order Delay shall include all actual unavoidable delays caused by the Change Order, including, without limitation, all design and construction delays, as reasonably determined by the Contractor and other professionals and consultants. Notwithstanding the foregoing, in no event shall Tenant be permitted to make any changes which would (i) be of a quality lower than the quality of the Landlord Improvements set forth in the Preliminary Specifications, Space Plan, or Final Plans; and/or (ii) violate any Applicable Laws.

7.       Substantial Completion. For purposes of the Lease and this Work Letter, "Substantial Completion" (or words of similar import) of the Landlord Improvements shall occur upon (i) completion of the Landlord Improvements in accordance with the Final Plans (as the same may be modified pursuant to this Work Letter), with the exception of any Punch List Items (as defined below) which do not materially impair the usability of the Premises by Tenant for the Permitted Use set forth in the Lease, and (ii) receipt by Landlord of any one of the following: (a) a certificate of occupancy (or local equivalent), (b) a temporary certificate of occupancy (or local equivalent), (c) the building final and permission (written or oral) from the building inspector for the Tenant to occupy, or (d) certification by Landlord’s architect that the Landlord Improvements are complete. If Landlord shall be delayed in Substantial Completion of the Landlord Improvements as a result of the occurrence of any Tenant Delay, then, for purposes of determining the Commencement Date, the date of Substantial Completion shall be deemed to be the date that the Landlord Improvements would have been Substantially Completed absent any such Tenant Delay (as determined by Landlord’s Contractor).

8.       Tenant Delays. As used herein, "Tenant Delay" means any delay, including without limitation a delay in the design, construction and/or completion of the Landlord Improvements resulting from any or all of the following: (a) Tenant's failure to timely perform any of its obligations pursuant to the Lease or this Work Letter, including without limitation Tenant's failure to provide information, documentation, approvals, disapprovals and/or make payments within the time frames described herein, or if no time period is prescribed, then within five (5) business days after receipt of such request; (b) any requested modifications to any of the Landlord Improvements; (c) Tenant's request for materials, finishes, or installations which are not readily available; (d) Change Order Delays, or (e) any other delay, action or failure to act by Tenant, Tenant's Representative, Tenant's employees, agents, contractors, consultants, invitees, and/or any other person performing or required to perform services on behalf of Tenant, including without limitation interference with Landlord, or Contractor or any subcontractors or other consultants of Landlord.

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9.       Walk-Through and Punch List. Upon Substantial Completion of the Landlord Improvements, Tenant, Landlord, the Tenant's Representative and the Contractor shall jointly conduct a walk-through of the Premises and shall jointly prepare a punch list ("Punch List") of items reasonably needing additional work ("Punch List Items"); provided, however, the Punch List shall be limited to items which are required by the Final Plans, as may be modified in accordance with this Work Letter. Landlord shall use commercially reasonable efforts to complete the Punch List Items within sixty (60) days after completion and approval of the Punch List by Landlord and Tenant.

10.       Miscellaneous Construction Covenants.

(a)       Cooperation. Tenant agrees to cooperate with Landlord in all respects in connection with the completion of the Landlord Improvements.

(b)       Relationship of Parties. Nothing herein contained shall be construed as (i) constituting Tenant or Landlord as the other’s agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease.

(c)       Notwithstanding anything to the contrary in the Lease, Tenant hereby agrees that Landlord and Landlord’s contractors, agents and employees shall be permitted access to the Premises to complete all Punch List Items.

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Schedule 1 to Work Letter

Space Plan

[subject to City approval]

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KEY NOTES

LEGEND

GENERAL NOTES

KEY PLAN

BUILDING C FLOOR PLAN & EXITING PLAN

Carlile Coatsworth Architects, Inc.

PHELAN DEVELOPMENT

9TH AND VINEYARD SPEC. TENANT IMPROVEMENTS

RANCHO CUCAMONGA, CA

MILESTONES:

REVISIONS:

CITY PROJECT #

PROJECT:

FILE:

DATE:

DRAWN BY:

SHEET TITLE:
BUILDING C FLOOR PLAN & EXITING PLAN

A-113

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Schedule 2 to Work Letter

Preliminary Specifications

9th & Vineyard TI Finishes

ALL FINISHES ARE SUBJECT TO CHANGE BASED ON AVAILABILITY

Carpet

•	Shaw contract
•	Style Switch 5A205
•	Color - Vista 03481

Rubber Base

•	Burke 727 Thunder or Equal

Flooring

•	Vinyl Flooring TBD - landing area at front entry door, in front of coffee bar area, hallway and vestibule by office Restrooms.

Floor Tile

•	Restrooms
•	Arizona
•	Pave- Grigio 12x24" floor tile

Wall Tile

•	Restrooms
•	Arizona
•	Paloma Pumice 4 x 16

Janitor Sink

•	Sheet Vinyl
•	Rubber Base
•	FRP behind mop sink

Interior Paint Colors

Paint color in the restrooms:

•	Dunn Edwards Whisper Gray SP836 (wall color)
•	Ceiling: Pure white SW 7005

Paint color in the office area walls:

•	Worldly Grey SW 7044

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Plastic Laminate

•	Coffee bar area
•	PL 1 & PL2
•	Arborite S431
•	Willow Grey (or wilsonite 1500 Grey)

Warehouse Lighting

•	Egress lighting required
•	Install (101) 24K LED warehouse lights with motion and ambient sensors
•	Light levels of 20-25 FC
•	Install conduit, wire, and circuit breakers
•	Install energy controls and switch
•	Install egress path around the perimeter and 1() N/S aisle
•	Install 1,500 watt inverter

Dock levelers

•	Serco Edge of Dock Model# SM7230. 72” wide usable Ramp. 30,000 lb. capacity, 15” lip

Restroom Partitions N/A

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Exhibit E - Parking Exhibit

THIS PLAN IS DIAGRAMMATIC ONLY AND INTENDED ONLY AS AN APPROXIMATE DEPICTION OF THE PROJECT AS IT IS CURRENTLY IS. THIS PLAN DOES NOT CONTAIN THE EXACT LEASING LINES OF ANY PREMISES NOR DOES IT DEPICT THE EXACT LOCATION OF ANY POSSIBLE TENANTS OR OCCUPANTS OF THE PROJECT. THIS PLAN DOES NOT CONSTITUTE A REPRESENTATION OR WARRANTY THAT ANY RETAILERS NAMED IN THIS PLAN OCCUPIES AND OR WILL OCCUPY PREMISES IN THE PROJECT.

[SEE NEXT PAGE]

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GROSS LOT AREA: 510,847 sf
11.73 acres
TOTAL BUILDING AREA: 236,651 sf
SITE COVERAGE: 45.25 %
F.A.R.: 46.33 %
PARKING REQUIRED 171 spaces
PARKING PROVIDED: 172 spaces
TRAILER PARKING PROVIDED: 25 spaces
LANDSCAPE REQUIRED: 51,085 sf
LANDSCAPE PROVIDED: 54,240 sf
PROPOSED BUILDING A
50,948 sf
(including mezzanine)
PROPOSED BUILDING B
85,386 sf
(including mezzanine)
10 TRAILERS REQUIRED
10 TRAILERS PROVIDED
99,347 sf
BUILDING C
(including mezzanine)
9th Avenue

PRELIMINARY PARKING SITE PLAN

SCHEME 12r

30 June 2021

9th and Vineyard

Rancho Cucamonga, California

A-2

PROJECT CASE #: DRC2018-00912

Carlile Coatsworth Architects, Inc

PHELAN DEVELOPMENT

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